EXHIBIT 10.1

THIRD SUPPLEMENTAL INDENTURE

THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”) dated as of January 27, 2009 (the “Effective Date”), between THE KANSAS CITY SOUTHERN RAILWAY COMPANY, a corporation duly organized and existing under the laws of the State of Missouri, and the successor by merger to each of Mid-South Microwave, Inc. and Rice-Carden Corporation (the “Company”), KANSAS CITY SOUTHERN (formerly known as Kansas City Southern Industries, Inc.) (the “Parent”), and GATEWAY EASTERN RAILWAY COMPANY, PABTEX GP, LLC, PABTEX I, L.P. (f/k/a PABTEX L.P.), SIS BULK HOLDING, INC., SOUTHERN DEVELOPMENT COMPANY, SOUTHERN INDUSTRIAL SERVICES, INC., and TRANS-SERVE, INC. (together with the Parent, the “Note Guarantors”), and U.S. BANK NATIONAL ASSOCIATION, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS, the Company and the Note Guarantors have heretofore executed and delivered to the Trustee an Indenture (the “Indenture”) dated as of June 12, 2002, a First Supplemental Indenture dated as of June 10, 2005 (the “First Supplemental Indenture”) and a Second Supplemental Indenture dated as of February 5, 2007 (the “Second Supplemental Indenture”), providing for the issuance of an aggregate principal amount of up to $200,000,000 of 71/2% Senior Notes due 2009 (the “Securities”);

WHEREAS, the Company, the Note Guarantors and the Trustee desire to further amend the Indenture to delete and amend certain provisions contained therein and in the Securities;

WHEREAS, Section 9.02 of the Indenture provides that, with the written consent of the Holders of a majority in aggregate principal amount of the outstanding Securities (the “Requisite Consents”), the Company, the Note Guarantors and the Trustee may amend the Indenture;

WHEREAS, pursuant to an Offer to Purchase and Related Solicitation of Consents dated January 14, 2009 (the “Offer to Purchase”), the Company offered to purchase all outstanding Securities and solicited consents to the amendments to the Indenture and the Securities described herein (the “Amendments”);

WHEREAS, Holders of at least a majority in principal amount of the Securities outstanding have consented to the Amendments by tendering and not withdrawing their Securities and by delivering the related consents pursuant to the terms of the Offer to Purchase;

WHEREAS, the Company, the Note Guarantors, and the Trustee are entering into this Third Supplemental Indenture in order to set forth the Amendments; and

WHEREAS, this Third Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Company, the Note Guarantors and the Trustee.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Note Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE 1
AMENDMENT OF THE INDENTURE

1.01. Amendments to the Indenture. Effective as of the Effective Date, the Indenture is amended as set forth herein.

(a) Section 1.01 of the Indenture is hereby amended to delete the following definitions in their entirety:

Additional Assets	Grupo TFM Investment
Asset Disposition	Hedging Obligation
Attributable Debt	Interest Rate Agreement
Capitalized Lease Obligations	Investment Grade Rating
Change of Control	Net Available Cash
Consolidated Coverage Ratio	Net Cash Proceeds
Consolidated Current Liabilities	Permitted Business
Consolidated Interest Expense	Permitted Investment
Consolidated Net Income	Permitted Liens
Consolidated Net Tangible Assets	Purchase Money Indebtedness
Consolidated Net Worth	Rating Agency
Designated Sale/Leaseback Transaction	Refinancing Indebtedness
Disqualified Stock	Sale/Leaseback Transaction
EBITDA	Secured Indebtedness
Equity Offering	Securities Act
Exchange Act	Senior Indebtedness
Excluded Contributions	Stock Purchase Loans
Foreign Equity Investment	Subordinated Obligation
Grupo TFM	Temporary Cash Investments
Grupo TFM Disposition	TFM

(b) Each of the following Sections of the Indenture is hereby deleted in its entirety and replaced in lieu thereof with the words “[Intentionally Deleted]”:

Section 4.02 SEC Reports.

Section 4.03 Limitation on Indebtedness.

Section 4.04 Limitation on Restricted Payments.

Section 4.05 Limitation on Restrictions on Distributions from Restricted Subsidiaries.

Section 4.06 Limitation on Sales of Assets and Capital Stock.

Section 4.07 Limitation on Transactions with Affiliates.

Section 4.08 Change of Control.

Section 4.09 Compliance Certificate.

Section 4.10 Further Instruments and Acts.

Section 4.11 Future Note Guarantors.

Section 4.12 Limitation on Lines of Business.

Section 4.13 Limitation on Liens.

Section 4.14 Limitation of Sale/Leaseback Transactions.

Section 4.15 Covenant Suspension.

(c) Section 5.01 of the Indenture is hereby deleted in its entirety and replaced with the following:

“SECTION 5.01. (a) When Company May Merge or Transfer Assets. The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all /its assets to, any Person, unless:

(i) the resulting, surviving or transferee Person (the “Successor Company”) shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by a supplemental indenture hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

(ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company, the Parent or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company, the Parent or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

(iii) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; and

The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but the predecessor Company in the case of a conveyance, transfer or lease of all or substantially all its assets shall not be released from the obligation to pay the principal of and interest on the Securities.

(b) The Note Guarantors will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to any Person unless: (i) the resulting, surviving or transferee Person (the “Successor Guarantor”) will be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such Person (if not such Note Guarantor) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Note Guarantor under its Note Guarantee; (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Guarantor or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Guarantor or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; and (iii) the Parent shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

(c) Notwithstanding the foregoing, (i) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any Note Guarantor; (ii) the Parent or the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Parent or the Company, as the case may be, in another jurisdiction to realize tax or other benefits; and (iii) the Parent and the Company may merge.”

(d) Section 6.01(d) is hereby deleted in its entirety and replaced in lieu thereof with the words “(d) [Intentionally Deleted]”.

(e) The penultimate paragraph in Section 6.01 is hereby deleted in its entirety and replaced with the following:

“A default under clauses (e) or (f) will not constitute an Event of Default until the Trustee notifies the Company or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company and the Trustee of the Default and the Company or the Note Guarantor, as applicable, does not cure such Default within the time specified in clauses (e) or (f) hereof after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.”

(f) Section 6.12 Waiver of Stay or Extension Laws. is hereby deleted in its entirety and replaced in lieu thereof with the words “Section 6.12 [Intentionally Deleted]”.

(g) Sections 8.02(a)(iii), (vi) and (vii) are hereby deleted in their entirety and replaced in lieu thereof with the words “[Intentionally Deleted]”.

(h) Section 9.04 Revocation and Effect of Consents and Waivers. is hereby deleted in its entirety and replaced with the following:

“SECTION 9.04. Revocation and Effect of Consents and Waivers. (a) A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the (i) receipt by the Company or the Trustee of the requisite number of consents, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Company and the Trustee.”

(i) Section 10.06 is hereby deleted in its entirety and replaced in lieu thereof with the words “Section 10.06 [Intentionally Deleted]”.

ARTICLE 2
MISCELLANEOUS

2.01. Ratification of Indenture, Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture, the First Supplemental Indenture and the Second Supplemental Indenture are in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Upon the execution and delivery of this Third Supplemental Indenture by the Company, the Note Guarantors and the Trustee, the Indenture shall be supplemented in accordance herewith, this Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby, and the respective rights, limitation of rights, obligations, duties and immunities under the Indenture of the Company, the Note Guarantors, the Trustee, and the Holders of the Securities shall thereafter be determined, exercised and enforced thereunder, subject in all respects to such modifications and amendments, and all the terms and conditions of this Third Supplemental Indenture shall be deemed to be part of the terms and conditions of the Indenture and the Securities theretofore issued for any and all purposes.

2.02. Governing Law. THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

2.03. Trustee Acceptance. The Trustee accepts the amendment of the Indenture effected by this Third Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture, as hereby amended, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee in the performance of its duties and obligations under the Indenture, as hereby amended. Without limiting the generality of the foregoing, the Trustee has no responsibility for the correctness of the recitals of fact herein contained which shall be taken as the statements of the Company, and makes no representations as to the validity or sufficiency of this Third Supplemental Indenture.

2.04. Severability Clause. In case any provision of this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

2.05. Counterparts. The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

2.06. Definitions, Effect of Headings. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture. The section headings herein are for convenience only and shall not effect the construction thereof.

[signature page following]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first above written.

THE KANSAS CITY SOUTHERN RAILWAY COMPANY

By /s/ Paul J. Weyandt

Name: Paul J. Weyandt

Title: Senior Vice President – Finance and Treasurer

KANSAS CITY SOUTHERN

By /s/ Paul J. Weyandt

Name: Paul J. Weyandt

Title: Senior Vice President – Finance and Treasurer

GATEWAY EASTERN RAILWAY COMPANY

By /s/ Paul J. Weyandt

Name: Paul J. Weyandt

Title: Senior Vice President – Finance and Treasurer

PABTEX GP, LLC By /s/ Michael W. Upchurch

Name: Michael W. Upchurch

Title: Vice President and Chief Financial Officer of Southern Industrial Services, the sole member of PABTEX GP, LLC

PABTEX I, L.P.

By /s/ Michael W. Upchurch

Name: Michael W. Upchurch

Title: Vice President and Chief Financial Officer of Southern Industrial Services, the sole member of PABTEX GP, LLC, the general partner of PABTEX I, L.P

SIS BULK HOLDING, INC. By /s/ Michael W. Upchurch

Name: Michael W. Upchurch

Title: Vice President and Chief Financial Officer

SOUTHERN DEVELOPMENT COMPANY By /s/ Michael W. Upchurch

Name: Michael W. Upchurch

Title: Vice President and Chief Financial Officer

SOUTHERN INDUSTRIAL SERVICES, INC. By /s/ Michael W. Upchurch

Name: Michael W. Upchurch

Title: Vice President and Chief Financial Officer

TRANS-SERVE, INC. By /s/ Michael W. Upchurch

Name: Michael W. Upchurch

Title: Vice President and Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION.

By /s/ Richard Prokosch

Name: Richard Prokosch
Title: Vice President